UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 27, 2006

                        NEW YORK COMMUNITY BANCORP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                 1-31565                06-1377322
             --------                 -------                ----------
 (State or other jurisdiction of    (Commission            (IRS Employer
  incorporation or organization)    File Number)         Identification No.)

                  615 Merrick Avenue, Westbury, New York 11590
                  --------------------------------------------
                    (Address of principal executive offices)

                                 (516) 683-4100
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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                           CURRENT REPORT ON FORM 8-K
                           --------------------------


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     (b) On December 27, 2006, Michael F. Manzulli, Chairman of the Board of New York Community Bancorp, Inc. (the "Company"), notified the Board of Directors that, effective December 31, 2006, he would be retiring as Chairman, and as a member, of the Boards of Directors of the Company and its two principal subsidiaries, New York Community Bank and New York Commercial Bank (the "Banks"). Mr. Manzulli's retirement is not due to any disagreement with the Company or the Banks or concerns relating to the operations, policies, or practices of either of the Company or the Banks. The Boards of Directors of the Company and the Banks elected Joseph R. Ficalora (who currently serves as President and Chief Executive Officer of the Company and the Banks) Chairman of the Board of the Company and the Banks, effective January 1, 2007. In addition, James J. O'Donovan, a senior lending consultant to the Company, entered into a retirement agreement with the Company, effective January 1, 2007, to reflect his post-employment responsibilities after December 31, 2006. Mr. O'Donovan, who served as a senior executive officer of the Company before assuming his most recent position in 2005, indicated his intention to continue as a member of the Company's and the Banks' Boards of Directors, with ongoing involvement in lending activities. The press release relating to the events described above is furnished as Exhibit 99.1 hereto.

     (e) In connection with the items noted above, the Company entered into agreements with each individual providing for a three-year salary continuation benefit at their pre-retirement base salary levels ($750,000 and $475,000, respectively) and continuation of health insurance benefits for the same period. Under his agreement, Mr. Manzulli agreed to continue as chairman of the board of directors of the Richmond County Savings Bank Division of New York Community Bank. Mr. O'Donovan will continue as a director of the Company and the Banks subject to customary nomination and election processes. In addition, each individual agreed to three-year non-competition and non-solicitation restrictions on their business activities. The agreements also provide that, in the event of a change in control (as defined in the agreements) of the Company during the three-year period following retirement, the remaining salary continuation benefit as of the change in control effective date would be canceled, and each individual would receive a lump sum payment equivalent to a three-year payment of the salary continuation benefit from such date. In addition, the term of the restrictive covenants would be fixed at the third anniversary of the effective date of the change in control.


Item 9.01    Financial Statements and Exhibits

       (a)   Financial Statements of Businesses Acquired: Not applicable

       (b)   Pro Forma Financial Information: Not applicable

       (c)   Shell Company Transactions: Not applicable

       (d)   Exhibits

             Number          Description
             ------          -----------

             99.1            Press release dated January 3, 2007.



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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 NEW YORK COMMUNITY BANCORP, INC.



Date: January 3, 2007            By:   /s/ Joseph R. Ficalora
      ---------------                  ----------------------
                                       Joseph R. Ficalora
                                       Chairman, President, and
                                       Chief Executive Officer



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                                  EXHIBIT INDEX
                                  -------------


Exhibit No.            Description
-----------            -----------

99.1                   Press release dated January 3, 2007.